Exhibit 99.3

OpGen Closes $6 Million Financing with Merck GHI to Expand Infectious Disease Diagnostic Testing Capabilities
-David M. Rubin, Ph.D., Managing Director, Merck Global Health Innovation Fund, to Join OpGen Board of Directors-
GAITHERSBURG, Md. (July 14, 2015) – OpGen, Inc. (NASDAQ:OPGN) today announced the closing of a $6 million financing by the Merck Global Health Innovation Fund (Merck GHI).  In connection with this financing, David M. Rubin, Ph.D., Managing Director of Merck GHI, has been appointed to OpGen's board of directors, effective immediately.
Evan Jones, chairman and chief executive officer of OpGen, said, "Merck is a world leader in antibiotics and infectious disease therapeutics and vaccines. With its strong capabilities and global reach, we see opportunities to accelerate the growth of our business and to improve patient care worldwide. The investment by Merck GHI will help us further develop OpGen's molecular information business and rapid diagnostics to guide antibiotic therapy. We welcome David Rubin to the OpGen board and look forward to formalizing our collaboration in a number of areas in the coming months."
Under the agreement Merck GHI will purchase 1,136,364 shares of OpGen common stock at a price of $4.40 per share for an aggregate purchase price of $5 million, and a $1 million senior secured promissory note with 8% interest maturing in July 2017. OpGen has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock sold in the private placement.
Dr. Rubin is managing director at Merck GHI, where he is responsible for identifying investment opportunities in emerging healthcare solutions and services, with a particular emphasis on solutions for precision medicine. Dr. Rubin joined Merck from Cognia Corporation, a bioinformatics company, where he most recently served as President and CEO. Previously he was at The Wilkerson Group/IBM Global Services. Dr. Rubin was a National Institutes of Health and American Cancer Society post-doctoral fellow at Harvard Medical School, where he worked on the ubiquitin-proteasome pathway. He serves as a director of several companies including Electrocore LLC, Daktari Diagnostics and Prophecy Inc., and as a board observer for several others.  He received post-graduate business training at Harvard University, a Ph.D. in molecular biology from Temple University and a B.A. in biology from SUNY Binghamton.
Dr. Rubin's appointment to the OpGen board of directors brings the total to seven directors.

About OpGen
OpGen, Inc. is an early commercial-stage company using molecular testing and bioinformatics to assist healthcare providers in combating multi-drug resistant bacterial infections. The company's products and services are designed to enable the rapid identification of hospital patients who are colonized or infected with life-threatening MDROs. The company's products include the Acuitas MDRO Gene Test, CR Elite Test, Resistome Test, Whole Genome Sequence Analysis and the Acuitas Lighthouse MDRO Management System. In addition, the company has more than 10 years of experience mapping microbial, plant and human genomes. Learn more at www.opgen.com.
OpGen Forward-Looking Statements
This press release includes statements relating to the company's Acuitas MDRO Gene Test and Acuitas Lighthouse MDRO Management System and commercialization plans for these products and services. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the rate of adoption of our products and services by hospitals, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
OpGen Contacts

Michael Farmer
Director, Marketing
(240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investors
LHA
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com

Media
Lisa Guiterman
(301) 217-9353

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